UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2013 (May 1, 2013)

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 annual meeting of stockholders of the AG Mortgage Investment Trust, Inc. (the “Company”) held on May 1, 2013, the Company’s stockholders voted on the following matters which were set forth in the notice for the meeting:

1.	election of the board of directors, with each director serving a one-year term until his successor is elected and qualifies;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and

3.	approval, on an advisory basis, of the Company’s executive compensation.

Each of the eight nominees was elected, the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm was ratified and executive compensation was approved on an advisory basis.

The vote tabulation for each proposal is as follows:

1.	Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Arthur Ainsberg	13,010,889	870,736	9,003,825
Andrew L. Berger	12,873,551	1,008,074	9,003,825
Joseph LaManna	12,873,518	1,008,107	9,003,825
Jonathan Lieberman	12,367,068	1,514,557	9,003,825
Peter Linneman	12,875,674	1,005,951	9,003,825
David Roberts	12,656,672	1,224,953	9,003,825
Frank Stadelmaier	11,241,790	2,639,835	9,003,825
James M. Voss	13,025,883	855,742	9,003,825

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,658,296	89,641	137,513	-0-

3.	Approval, on an Advisory Basis, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,536,784	268,168	76,673	9,003,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ ALLAN KRINSMAN
		Name:	Allan Krinsman
		Title:	General Counsel and Secretary